Exhibit 10.27
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
FOR CURTIS SCHEHR
          This amendment, made and entered into effective as of May 21, 2009 (the “Amendment”), is to the Employment Agreement (the “Employment Agreement”), dated as of October 24, 2006, by and between DynCorp International LLC, a Delaware limited liability company (the “Company”), and Curtis L. Schehr (the “Executive”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.
          WHEREAS, the Executive has been appointed to the position of Senior Vice President, Chief Compliance Officer and Executive Counsel, effective as of the date hereof;
          WHEREAS, Section 7.5 of the Employment Agreement provides that the Employment Agreement may be modified and amended by a written agreement signed by the Company and the Executive; and
          WHEREAS, the Company and the Executive desire to amend the Employment Agreement in accordance with the terms and provisions of this Amendment.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:
          1. Section 1.1 of the Employment Agreement is amended and restated in its entirety as set forth below:
               Position. During the Term (as hereinafter defined) of this Agreement, and subject to the terms and conditions set forth herein, the Company agrees to employ Executive as its Senior Vice President, Chief Compliance Officer and Executive Counsel, reporting to the President of the Company.
          2. Section 1.2 of the Employment Agreement is amended and restated in its entirety as set forth below:
               Fulfillment of Duties. During the Term of this Agreement, Executive shall (i) devote his full business time and best efforts to the performance of his services hereunder, excluding vacation periods and periods of illness or incapacity, and (ii) perform his services hereunder faithfully, diligently and to the best of his skill and ability. Such services shall include, without limitation (a) implementation and supervision of the Company’s ethics and compliance program (including internal investigations), (b) supervision of the Export Controls/Trade Compliance Department, (c) supervision of the Internal Audit Department, (d) managing the Company’s compliance with the Foreign Corrupt Practices Act, (e) continued engagement in all aspects and phases of mergers and acquisitions, and (f) risk mitigation and compliance integration. Executive shall have authority to engage outside counsel as needed on matters falling within the scope of these responsibilities.

          3. Section 2.1 of the Employment Agreement is amended to reflect that Executive’s Base Salary shall be not less than $395,000 per year. The remainder of Section 2.1 of the Employment Agreement shall remain unchanged and continue in full force and effect.
          4. Section 3.1 of the Employment Agreement is amended and restated in its entirety as set forth below:
               Term. The term of employment under this Agreement means the period commencing on October 24, 2006 and expiring at midnight on October 23, 2011; provided, that this Agreement will automatically renew for additional periods of one (1) year each commencing on October 24 of each successive year following the initial Term unless written notice of intent not to renew is delivered by the Company or the Executive to the other party at least 90 days prior to the effective date of any renewal hereof.
          5. Executive acknowledges and agrees that his appointment to and performance of the duties of Senior Vice President, Chief Compliance Officer and Executive Counsel does not constitute “Good Cause” as such term is defined in the Employment Agreement. Executive hereby waives any and all claims and releases the Company from and against any and all liabilities and obligations that he could or might otherwise assert in connection with the foregoing appointment and the execution of the terms of this Amendment.
          Except as explicitly set forth herein, the provisions of the Employment Agreement shall remain in full force and effect.
          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Amendment to be duly executed as of the date first above written.

DYNCORP INTERNATIONAL LLC
By:	/s/ William L. Ballhaus
	Name:	William L. Ballhaus
	Title:	President & CEO.

EXECUTIVE
/s/ Curtis L. Schehr
Curtis L. Schehr